Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harry Debes or Stefan Schulz, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to all of the Company’s registration statements that are currently effective, with all exhibits thereto and other documents in connection therewith, including the following:

1.             Registration Statement on Form S-8 (File No. 333-91160) pertaining to the Lawson Software, Inc. Amended and Restated 1996 Stock Incentive Plan and the Lawson Software, Inc. 2001 Stock Incentive Plan, as amended;

2.             Registration Statement on Form S-8 (File No. 333-            ) pertaining to the Lawson Software, Inc. 2010 Stock Incentive Plan.

Further, the undersigned do hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done in and about the foregoing premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of his or their respective substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents in the capacities and on the dates indicated below.

Signature:	Title:	Date:

/s/H. Richard Lawson	Co-Chairman	October 18, 2010
H. Richard Lawson

/s/Romesh Wadhwani	Co-Chairman	October 18, 2010
Romesh Wadhwani

/s/Harry Debes	President, Chief Executive Officer and Director (principal executive officer)	October 18, 2010
Harry Debes

/s/Stefan Schulz	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	October 18, 2010
Stefan Schulz

/s/Steven C. Chang	Director	October 18, 2010
Steven C. Chang

/s/Peter Gyenes	Director	October 18, 2010
Peter Gyenes

/s/David Hubers	Director	October 18, 2010
David Hubers

/s/Michael A. Rocca	Director	October 18, 2010
Michael A. Rocca

/s/Robert Schriesheim	Director	October 18, 2010
Robert Schriesheim

/s/Paul Wahl	Director	October 18, 2010
Paul Wahl